UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2007

NOVAMED, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-26625	36-4116193
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 North Michigan Avenue, Suite 1620, Chicago, Illinois		60611
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 664-4100.

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously disclosed, E. Michele Vickery resigned as Executive Vice President Operations of NovaMed, Inc. (the “Company”) on December 28, 2006. On January 15, 2007, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Ms. Vickery. Pursuant to the Separation Agreement, the Company will pay Ms. Vickery 15 months of severance pay at her current base salary rate of $21,333.33 per month and any bonus earned by her in 2006. In addition, as part of the agreement Ms. Vickery has agreed to release all claims against the Company arising out of her employment with the Company and has agreed to abide by the confidentiality, non-compete, non-solicitation, non-disparagement and other obligations surviving under Article IV of her employment agreement, as amended, previously filed by the Company. The foregoing summary is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

99.1	Separation Agreement and General Release dated as of January 15, 2007, by and between E. Michele Vickery and NovaMed Management Services, LLC, a wholly owned subsidiary of NovaMed, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAMED, INC.

Dated: January 17, 2007	By:	/s/ Thomas S. Hall
Thomas S. Hall
President and Chief Executive Officer

EXHIBIT INDEX

No.	Exhibit

99.1	Separation Agreement and General Release dated as of January 15, 2007, by and between E. Michele Vickery and NovaMed Management Services, LLC, a wholly owned subsidiary of NovaMed, Inc.